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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Form S-8 Registration Statement pertaining to the Thrift Plan of Phillips Petroleum Company, Long-Term Stock Savings Plan of Phillips Petroleum Company, Retirement Savings Plan of Phillips Petroleum Company, Tosco Corporation Capital Accumulation Plan, Tosco Corporation Store Savings Plan, 1990 Stock Plan of Phillips Petroleum Company, Omnibus Securities Plan of Phillips Petroleum Company, 2002 Omnibus Securities Plan of Phillips Petroleum Company, Phillips Petroleum Company Stock Plan for Non-Employee Directors, the Incentive Compensation Plan of Phillips Petroleum Company, the 1986 Stock Plan of Phillips Petroleum Company, The Phillips Petroleum Company United Kingdom Limited Share Incentive Plan, Phillips Petroleum Overseas Stock Savings Plan, Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited, Conoco Inc. 2001 Global Performance Sharing Plan, Conoco Inc. 1998 Key Employee Stock Performance Plan, Conoco Inc. Deferred Compensation Plan for Non-Employee Directors, Conoco Inc. 1998 Global Performance Sharing Plan, Thrift Plan for Retail Employees of Conoco Inc., Thrift Plan for Employees of Conoco Inc., and Conoco Inc. Salary Deferral & Savings Restoration Plan, and to the incorporation by reference therein and in the related prospectus of our report dated March 15, 2002, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, as amended, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein and in the related prospectus of our reports dated June 19, 2002, with respect to the financial statements and schedules of the Thrift Plan of Phillips Petroleum Company, Long-Term Stock Savings Plan of Phillips Petroleum Company, Retirement Savings Plan of Phillips Petroleum Company, Tosco Corporation Capital Accumulation Plan, and Tosco Corporation Store Savings Plan included in each Plan's individual Annual Report (Form 11-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP

Tulsa, Oklahoma
August 19, 2002